Exhibit p(ii) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                            LIMITED POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, dated as of March 31, 1999, that Federated Stock and Bond Fund, Inc., a corporation duly organized under the laws of the State of Maryland (the "Corporation"), does hereby nominate, constitute and appoint Federated Investment Management Company, a business trust duly organized under the laws of the state of Delaware (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Corporation, for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of the Corporation in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of the Corporation pursuant to the authority granted to the Adviser as investment adviser of the Corporation that certain investment advisory contract dated August 1, 1989 by and between the Adviser and the Corporation (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

        The Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Corporation hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of the Corporation.

        The Corporation hereby agrees to indemnify and save harmless the Adviser and its Trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Corporation, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Corporation, or the taking of any action under or in connection with any of the foregoing. The obligations of the Corporation under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Adviser on behalf of the Corporation during the term of this Limited Power of Attorney.

        Any person, partnership, corporation or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Corporation is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Corporation and that any such person, partnership, corporation or other legal entity must look solely to the Corporation for enforcement of any claim against the Corporation, as the Adviser assumes no personal liability whatsoever for obligations of the Corporation entered into by the Adviser in its capacity as attorney-in-fact for the Corporation.

        Each person, partnership, corporation or other legal entity which deals with the Corporation through the Adviser in its capacity as agent and attorney-in-fact of the Corporation, is hereby expressly put on notice that all persons or entities dealing with the Corporation must look solely to the Corporation on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Corporation, as the Directors, officers and/or agents of such Corporation and the shareholders of the Corporation assume no personal liability whatsoever for obligations entered into on behalf of the Corporation.

        The Corporation hereby agrees that no person, partnership, corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Corporation that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Corporation and the Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Corporation at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Corporation.

        This Limited Power of Attorney constitutes the entire agreement between the Corporation and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Corporation.

        This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

        This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Corporation when the Corporation shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Corporation and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Corporation, and the Corporation shall have a counterpart executed by the Corporation and the Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

        IN WITNESS WHEREOF, the Corporation has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

                                    FEDERATED STOCK AND BOND FUND, INC.

                                    By:    /S/ RICHARD B. FISHER
                                    Name:  Richard B. Fisher
                                    Title: Vice President

Accepted and agreed to this
31st day of March, 1999

FEDERATED INVESTMENT MANAGEMENT COMPANY

By:     /S/ G. ANDREW BONNEWELL

Name:   G. Andrew Bonnewell
Title:  Vice President